                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): February 20, 2007

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             000-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On February 20, 2007, CSP Inc. (the "Company") issued a press release announcing its financial results for the fourth quarter and year to date fiscal year 2006 which ended September 30, 2006. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated February 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: February 21, 2007 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

99.1

Contact: Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. REPORTS FOURTH-QUARTER AND YEAR-END
FISCAL 2006 FINANCIAL RESULTS

Sales Increase 35% for the Fourth Quarter and 20% for Fiscal 2006

BILLERICA, MA, February 20, 2007 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the fourth quarter and full year fiscal 2006 ended September 30, 2006.

For the fourth quarter of fiscal 2006, CSP Inc. sales increased 35% to $17.7 million from $13.1 million in the fourth quarter of fiscal 2005. Net income for the fourth quarter of fiscal 2006 was $1.5 million, or $0.40 per diluted share, compared with a net loss of $445,000, or $0.12 per share, in the fourth quarter of fiscal 2005. The fourth quarter of fiscal 2006 net income includes $1.4 million of tax benefit for the reversal of a portion of the deferred tax valuation allowance. Fourth quarter fiscal 2006 net income also includes $84,000 in equity-based compensation expense under SFAS 123R relating to employee and director stock options and the employee stock purchase plan.

For fiscal 2006, CSP reported a 20% increase in sales to $69.0 million from $57.5 million in fiscal 2005. Net income for fiscal 2006 increased by $1.2 million to $2.0 million, or $0.52 per diluted share, from $753,000, or $0.20 per diluted share, for fiscal 2005. Net income for fiscal 2006 includes $1.1 million of tax benefit for the reversal of a portion of the deferred tax valuation allowance. Net income for fiscal 2006 also includes $384,000 for professional fees related to the previously announced restatement of the Company's interim and annual financial results for fiscal 2004 and fiscal 2003, restructuring expenses of $516,000 and equity-based compensation expense of $286,000. Fiscal 2005 net income included a $114,000 pre-tax gain from the sale of assets.

"CSP concluded a strong fiscal 2006 with an excellent fourth-quarter performance," said Alexander R. Lupinetti, chairman and chief executive officer of CSP Inc. "Fourth-quarter sales and net income growth were driven by continued demand for our IT systems integration services and best-of-breed IT solutions."

"MODCOMP's Systems and Solutions Division (SSD) continued to perform well in the fourth quarter," said Lupinetti. "This success is the result of our initiative to grow the SSD sales force and our ability to meet the needs of the market."

"Shortly after the close of the quarter, we announced that we would no longer act as a reseller of Dell Inc. While we are disappointed with Dell's decision, we are encouraged by the prospects for establishing new reseller relationships with the potential to replace and eventually exceed the value we derived from our agreement with Dell. There is substantial demand in the market for quality integrated IT infrastructure solutions and we fully expect to leverage our expertise in this area and grow the SSD business for the long-term."

"We are enthusiastic about the prospects for our Systems segment in fiscal 2007," continued Lupinetti. "During the fourth quarter, we announced the largest contract award in CSP's history. We plan to supply Raytheon Company with our FastCluster 220R MultiComputer Systems in a contract valued at $17 million to $18 million. We have already begun shipments to Raytheon and expect to deliver the remainder of the systems during fiscal 2007. In addition, we continue to see customer interest in our second-generation FastCluster 3000 Series, which we introduced earlier in the fiscal year. The 3000 Series provides our customers with the most advanced interconnect technology in the industry."

"During fiscal 2006, we were successful in our efforts to grow sales across our business segments by delivering exceptional value to our customers with innovative products, solutions and services. We plan to build on this momentum in fiscal 2007 by capitalizing on continuing demand in our markets. We are very optimistic about our prospects for fiscal 2007," concluded Lupinetti.

.

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, the prospects for replacing and eventually exceeding the value from the agreement with Dell, growing the SSD business for the long-term, the timing of shipments under the Raytheon Company contract, customer interest in the FastCluster 3000 Series, and CSP's intention to capitalize on continued market demand for IT systems integration services and IT solutions. The Company cautions that numerous factors could cause actual results to differ materially from any forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970 and which includes the fiscal 2003 acquisition of Technisource, is a leading provider of IT solutions and systems integration services. MODCOMP works with fourth parties to develop customized solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's website at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30,	September 30,
	2006	2005
Assets
Current assets:
Cash and short-term investments	$10,856	$12,727
Accounts receivable, net	10,316	6,891
Inventories	7,407	3,711
Other current assets	3,306	923
Total current assets	31,615	24,252
Property, equipment and improvements, net	1,141	1,179
Other assets	5,694	5,513
Total assets	$38,450	$30,944

Liabilities and Shareholders' Equity
Current liabilities	12,016	7,581

Pension and retirement plans	7,283	7,129
Deferred income taxes	236	166

Shareholders' equity	18,915	16,068
Total liabilities and shareholders' equity	$38,450	$30,944

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /----Three months ended------//-------Nine months ended----/
	Sept. 30	Sept. 30	Sept. 30	Sept. 30
	2006	2005	2006	2005
Sales:
Product	$13,917	$10,235	$55,259	$44,161
Service	3,721	2,898	13,678	13,329
Total sales	17,638	13,133	68,937	57,490

Cost of Sales:
Product	11,345	8,459	44,733	34,162
Service	2,675	2,207	9,373	8,871
Total cost of sales	14,020	10,666	54,106	43,033

Gross profit	3,618	2,467	14,831	14,457

Operating expenses:
Engineering and development	492	605	2,071	2,671
Selling, general & administrative	3,098	2,426	12,342	10,725
Total operating expenses	3,590	3,031	14,413	13,396

Operating income (loss)	28	(564)	418	1,061

Other income, net	122	77	426	226

Income(loss) from continuing operations before income taxes	150	(487)	844	1,287
Provision for income taxes	(1,382)	(40)	(1,131)	517
Income(loss) from continuing operations	1,532	(447)	1,975	770

Income(loss) from discontinued operations, net
Income taxes	--	2	--	(17)

Net Income(loss)	$1,532	($445)	$1,975	$753

Income(loss) per share from continuing operations - basic	$0.41	($0.12)	$0.54	$0.21
Income(loss) per share from discontinued
operations - basic	$0.00	$0.00	$0.00	$0.00
Net income(loss) per share - basic	$0.41	($0.12)	$0.54	$0.21
Weighted average shares outstanding - basic	3,700	3,677	3,686	3,619

Income(loss)per share from continuing operations-diluted	$0.40	($0.12)	$0.52	$0.20
Income(loss) per share from discontinued
operations - diluted	$0.00	$0.00	$0.00	$0.00
Net income(loss) per share - diluted	$0.40	($0.12)	$0.52	$0.20
Weighted average shares outstanding - diluted	3,848	3,677	3,805	3,822